As filed with the Securities and Exchange Commission on October 5, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ATRIX LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1043826 (IRS Employer Identification Number)

2579 Midpoint Drive
Fort Collins, Colorado 80525
(970) 482-5868

(Address, including zip code, and telephone number,
including area code, of principal executive offices)

Atrix Laboratories, Inc.
401(k) Savings & Retirement Plan

(Full title of the plan)

Gregory A. Gould
Chief Financial Officer, Treasurer and
Secretary
ATRIX LABORATORIES, INC.
2579 Midpoint Drive
Fort Collins, Colorado 80525
(970) 482-5868

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class of	Amount	Maximum	Maximum	Amount of
Securities to	to be	Offering	Aggregate	Registration
be Registered(1)	Registered(2)	Price Per Share(3)	Offering Price(3)	Fee
Common Stock, $.001 par value per share	100,000 shares	$31.08	$3,108,000.00	$393.78

(1)	Each share of common stock being registered pursuant to this Registration Statement includes a right to purchase one one-hundredth of a share of Series A Preferred Stock pursuant to an Amended and Restated Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.

(2)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the referenced plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of Registrant’s common stock.

(3)	Estimated solely for the purpose of calculating the registration fee.

(4)	Computed in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Registrant’s common stock on October 1, 2004 as reported on The Nasdaq National Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants pursuant to Rule 428(b)(1) of the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference in this Registration Statement:

     (a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 0-18231).

     (b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (File No. 0-18231).

     (c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 0-18231)

     (d) The Registrant’s Current Report on Form 8-K dated and filed June 14, 2004 (File No. 0-18231).

     (e) The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, filed with the SEC on January 12, 1990, including any amendments or reports filed with the SEC for the purpose of updating such description.

     (f) The description of the Registrant’s Series A Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A, filed with the SEC on October 1, 1998, as amended by Amendment No. 1 thereto on Form 8-A/A, filed with the SEC on November 27, 2001, and any amendments or reports filed with the SEC for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     As of the date of this Registration Statement, members of Morrison & Foerster LLP hold options to acquire 29,400 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law, or DGCL, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.

     Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     The Registrant has implemented such indemnification provisions in its Amended and Restated Certificate of Incorporation and Bylaws which provide that officers and directors shall be entitled to be indemnified by the Registrant to the fullest extent permitted by law against all expenses, liabilities and loss including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the Registrant.

     Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145. Pursuant to Section 145(g) of the DGCL the Registrant maintains insurance on behalf of the directors and officers serving at the request of the Registrant.

     The foregoing summaries are not intended to be complete and are necessarily subject to the complete text of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 8 of this Registration Statement)

     The Registrant hereby undertakes that it will submit or has submitted the Atrix Laboratories, Inc. 401(k) Savings & Retirement Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on October 5, 2004.

ATRIX LABORATORIES, INC.
By:	/s/ David R. Bethune
David R. Bethune
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bethune and Gregory A. Gould, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitates, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ David R. Bethune David R. Bethune	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 5, 2004
/s/ Gregory A. Gould Gregory A. Gould	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	October 5, 2004
/s/ Dr. Nicolas G. Bazan Dr. Nicolas G. Bazan	Director	October 5, 2004
/s/ H. Stuart Campbell H. Stuart Campbell	Director	October 5, 2004
/s/ Dr. D. Walter Cohen Dr. D. Walter Cohen	Director	October 5, 2004
/s/ C. Rodney O’Connor C. Rodney O’Connor	Director	October 5, 2004
/s/ Richard R. Vietor Richard R. Vietor	Director	October 5, 2004
Dr. George J. Vuturo	Director	October , 2004

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on October 5, 2004.

Atrix Laboratories, Inc. 401(k) Savings & Retirement Plan (Name of Plan)
By:	/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Trustee

By:	/s/ Thomas S. Callaway
	Name:	Thomas S. Callaway
	Title:	Trustee

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 8 of this Registration Statement)